FORM OF
                              EMPLOYMENT AGREEMENT
                              --------------------
                             AS AMENDED AND RESTATED

         THIS AGREEMENT entered into this _____ day of August, 2001 ("Effective Date"), by and between Peoples Home Savings Bank, Beaver Falls, Pennsylvania (the "Bank") and James P. Wetzel, Jr. (the "Employee").

         WHEREAS, the Employee has heretofore been employed by the Bank as President and Chief Executive Officer and is experienced in all phases of the business of the Bank; and

         WHEREAS, the parties have previously entered into an Employment Agreement, as amended ("Prior Agreement"); and

         WHEREAS, the parties desire by this writing to set forth the continuing employment relationship of the Bank and the Employee, and to amend the Prior Agreement in its entirety as set forth hereinafter.

         NOW, THEREFORE, it is AGREED as follows:

         1. Employment. The Employee is employed in the capacity as the President and Chief Executive Officer of the Bank. The Employee shall render such administrative and management services to the Bank and any parent bank holding company ("Parent") as are currently rendered and as are customarily performed by persons situated in a similar executive capacity. The Employee shall promote to the extent permitted by law the business of the Bank. The Employee's other duties shall be such as the Board of Directors for the Bank (the "Board of Directors" or "Board") may from time to time reasonably direct, including normal duties as an officer of the Bank. The Employee's employment shall be for no definite period of time, and the Employee or the Bank may terminate such employment relationship at any time for any reason or no reason. The employment at-will relationship remains in full force and effect regardless of any statements to the contrary made by company personnel or set forth in any documents other than those explicitly made to the contrary as authorized by the Board and signed by a representative of the Board.

         2. Base Compensation. The Bank agrees to pay the Employee during the term of this Agreement compensation in the form of a salary at the rate of $176,550 per annum, payable in cash not less frequently than monthly; provided, that the rate of such salary shall be reviewed by the Board of Directors not less often than annually, and Employee shall be entitled to receive annually an increase at such percentage or in such an amount as the Board of Directors in its sole discretion may decide at such time.

         3. Discretionary Bonus. The Employee shall be entitled to participate in an equitable manner with all other senior management employees of the Bank in discretionary bonuses that may be

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authorized  and  declared  by the Board of  Directors  to its senior  management employees from time to time. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such discretionary bonuses when and as declared by the Board of Directors.

         4. (a) Participation in Retirement and Medical Plans. The Employee shall be entitled to participate in any plan of the Bank relating to pension, profit-sharing, or other retirement benefits and medical coverage or reimbursement plans that the Bank may adopt for the benefit of its employees. Additionally, Employee's dependent family shall be eligible to participate in medical and dental insurance plans sponsored by the Bank with the cost of such premiums paid by the Bank.

         (b) Employee Benefits; Expenses. The Employee shall be eligible to participate in any fringe benefits which may be or may become applicable to the Bank's senior management employees, including by example, participation in any stock option or incentive plans adopted by the Board of Directors of Bank, club memberships, a reasonable expense account, use of an automobile furnished by the Bank or similar automobile allowance, and any other benefits which are commensurate with the responsibilities and functions to be performed by the Employee under this Agreement. The Bank shall reimburse Employee for all reasonable out-of-pocket expenses which Employee shall incur in connection with his service for the Bank.

         (c) Post-Retirement & Disability Medical Insurance. Upon retirement from employment with the Bank at any time on or after attainment of age 55 or upon the disability of the Employee in accordance with Section 11 herein, Employee shall be eligible to maintain participation in the group medical insurance plan sponsored by the Bank from time to time for the benefit of Employee and Employee's dependent family on the same basis as such coverage was in effect as of the date of such retirement or disability, until such time that Employee and Employee's spouse shall be eligible for coverage under the Federal Medicare System, or any successor program. Notwithstanding anything herein to the contrary, this Section 4(c) of the Agreement shall survive beyond the term of this Agreement.

         5. Term. The term of employment of Employee under this Agreement shall be for the period commencing on the Effective Date and ending thirty-six (36) months thereafter. Additionally, on each annual anniversary date from the Effective Date, the term of employment under this Agreement shall be extended for an additional one year period beyond the then effective expiration date upon a determination and resolution of the Board of Directors that the performance of the Employee has met the requirements and standards of the Board, and that the term of such Agreement shall be extended.

         6.       Loyalty; Noncompetition.

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         (a) The  Employee  shall  devote  his full  time and  attention  to the performance of his employment under this Agreement. During the term of Employee's employment under this Agreement, the Employee shall not engage in any business or activity contrary to the business affairs or interests of the Bank.

         (b) Nothing contained in this Section 6 shall be deemed to prevent or limit the right of Employee to invest in the capital stock or other securities of any business dissimilar from that of the Bank, or, solely as a passive or minority investor, in any business.

         7. Standards. The Employee shall perform his duties under this Agreement in accordance with such reasonable standards expected of employees with comparable positions in comparable organizations and as may be established from time to time by the Board of Directors.

         8. Vacation and Sick Leave. At such reasonable times as the Board of Directors shall in its discretion permit, the Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, with all such voluntary absences to count as vacation time; provided that:

         (a) The Employee shall be entitled to annual vacation leave in accordance with the policies as are periodically established by the Board of Directors for senior management employees of the Bank.

         (b) The Employee shall not be entitled to receive any additional compensation from the Bank on account of his failure to take vacation leave and Employee shall not be entitled to accumulate unused vacation from one fiscal year to the next, except in either case to the extent authorized by the Board of Directors for senior management employees of the Bank.

         (c) In addition to the aforesaid paid vacations, the Employee shall be entitled without loss of pay, to absent himself voluntarily from the performance of his employment with the Bank for such additional periods of time and for such valid and legitimate reasons as the Board of Directors in its discretion may determine. Further, the Board of Directors shall be entitled to grant to the Employee a leave or leaves of absence with or without pay at such time or times and upon such terms and conditions as the Board of Directors in its discretion may determine.

         (d) In addition, the Employee shall be entitled to an annual sick leave benefit as established by the Board of Directors for senior management employees of the Bank. In the event that any sick leave benefit shall not have been used during any year, such leave shall accrue to subsequent years only to the extent authorized by the Board of Directors for employees of the Bank.

         9.       Termination and Termination Pay.


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         The Employee's employment under this Agreement shall be terminated upon any of the following occurrences:

         (a) The death of the Employee during the term of this Agreement, in which event the Employee's estate shall be entitled to receive the compensation due the Employee through the last day of the calendar month in which Employee's death shall have occurred.

         (b) The Board of Directors may terminate the Employee's employment at any time, but any termination by the Board of Directors other than termination for Just Cause, shall not prejudice the Employee's right to compensation or other benefits under the Agreement. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause. Termination for "Just Cause" shall include termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the Agreement.

         (c) Except as  provided  pursuant  to  Section 12 herein,  in the event
Employee's employment under this Agreement is terminated by the Board of Directors without Just Cause, the Bank shall be obligated to continue to pay the Employee the salary provided pursuant to Section 2 herein, up to the date of termination of the term (including any renewal term) of this Agreement and the cost of Employee obtaining all health, life, disability, and other benefits which the Employee would be eligible to participate in through such date based upon the benefit levels substantially equal to those being provided Employee at the date of termination of employment.

         10. Regulatory Exclusion. Notwithstanding anything herein to the contrary, any payments made to the Employee pursuant to the Agreement, or otherwise, shall be subject to and conditioned upon compliance with 12 USC 1828(k) and any regulations promulgated thereunder.

         11. Disability. If the Employee shall become disabled or incapacitated to the extent that he is unable to perform his duties hereunder, by reason of medically determinable physical or mental impairment, as determined by a doctor engaged by the Board of Directors, Employee shall nevertheless continue to receive the compensation and benefits which may be payable to Employee under the provisions of disability insurance coverage in effect for Bank employees, but in no event less than 100% of compensation provided for at Section 2 herein for a period of six (6) months and 65% for the remainder of term of the agreement. Upon returning to active full-time employment, the Employee's full compensation as set forth in this Agreement shall be reinstated as of the date of commencement of such activities. In the event that the Employee returns to active employment on other than a full-time basis, then

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his  compensation (as set forth in Section 2 of this Agreement) shall be reduced in proportion to the time spent in said employment, or as shall otherwise be agreed to by the parties.

         12.      Change in Control.

         (a) Notwithstanding any provision herein to the contrary, in the event of the involuntary termination of Employee's employment under this Agreement, absent Just Cause, in connection with, or within eighteen (18) months after, any change in control of the Bank, Employee shall be paid an amount equal to the product of 2.999 times the Employee's "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code") and regulations promulgated thereunder. Said sum shall be paid, at the option of Employee, either in one (1) lump sum as of the date of such termination of employment or in periodic payments over the next 36 months or the remaining term of this Agreement, whichever is less, as if Employee's employment had not been terminated, and such payments shall be in lieu of any other future payments which the Employee would be otherwise entitled to receive under Section 9 of this Agreement. Additionally, the Employee and his or her dependents shall remain eligible to participate in the medical, vision and dental insurance programs offered by the Bank to its employees through the remaining term of the Agreement. Notwithstanding the forgoing, all sums payable hereunder shall be reduced in such manner and to such extent so that no such payments made hereunder when aggregated with all other payments to be made to the Employee by the Bank or the Parent shall be deemed an "excess parachute payment" in accordance with Section 280G of the Code and be subject to the excise tax provided at Section 4999(a) of the Code. The term "Change in Control" shall refer to: (i) the sale of all, or a material portion, of the assets of the Bank or the Parent; (ii) the merger or recapitalization of the Bank or the Parent whereby the Bank or the Parent is not the surviving entity; or (iii) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting securities of the Bank or the Parent by any person, trust, entity or group. A Change in Control shall not be deemed to occur whereby the Bank undertakes a recapitalization whereby its parent holding company and/or its mutual holding company is merged into the Bank and the Bank thereafter completes a recapitalization and formation on a new parent bank holding company. The term "person" means an individual other than the Employee, or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The provisions of this Section 12(a) shall survive the expiration of this Agreement occurring after a Change in Control.

         (b) Notwithstanding any other provision of this Agreement to the contrary, Employee may voluntarily terminate his employment

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under this Agreement  within eighteen (18) months  following a change in control of the Bank, and Employee shall thereupon be entitled to receive the payment described in Section 12(a) of this Agreement, upon the occurrence, or within 120 days thereafter, of any of the following events, which have not been consented to in advance by the Employee in writing: (i) if Employee would be required to move his personal residence or perform his principal executive functions more than thirty-five (35) miles from the Employee's primary office as of the signing of this Agreement; (ii) if in the organizational structure of the Bank, Employee would be required to report to a person or persons other than the Board of Directors of the Bank; (iii) if the Bank should fail to maintain the Employee's base compensation as provided at Section 2, herein, or to maintain the existing employee benefits plans, including material fringe benefit, and retirement plans; (iv) if Employee would be assigned duties and responsibilities other than those normally associated with his position as referenced at Section 1, herein;
(v) if Employee would not be elected or reelected to the Board of Directors of the Bank; or (vi) if Employee's responsibilities or authority have in any way been materially diminished or reduced. Upon such voluntary termination of employment by the Employee in accordance with this subsection, Employee shall thereupon be entitled to receive the payments described in Section 12(a) of this Agreement. The provisions of this Section 12(b) shall survive the expiration of this Agreement occurring after a Change in Control.

         13.      Successors and Assigns.

         (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Bank which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Bank.

         (b) Since the Bank is contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Bank.

         14. Amendments. No amendments or additions to this Agreement shall be binding upon the parties hereto unless made in writing and signed by both parties, except as herein otherwise specifically provided.

         15. Applicable Law. This agreement shall be governed by all respects whether as to validity, construction, capacity, performance or otherwise, by the laws of the Commonwealth of Pennsylvania, except to the extent that Federal law shall be deemed to apply.

         16. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.


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         17. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules then in effect of the district office of the American Arbitration Association ("AAA") nearest to the home office of the Bank, and judgment upon the award rendered may be entered in any court having jurisdiction thereof, except to the extend that the parties may otherwise reach a mutual settlement of such issue. The Bank shall incur the cost of all fees and expenses associated with filing a request for arbitration with the AAA, whether such filing is made on behalf of the Bank or the Employee, and the costs and administrative fees associated with employing the arbitrator and related administrative expenses assessed by the AAA. The Bank shall reimburse Employee for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, notwithstanding the ultimate outcome thereof, following the delivery of the decision of the arbitrator or upon delivery of other legal judgment or settlement of the matter. Such reimbursement shall be paid within ten (10) days of Employee furnishing to the Bank evidence, which may be in the form, among other things, of a canceled check or receipt, of any costs or expenses incurred by Employee. The provisions of this Section 17 shall survive the expiration of this Agreement.

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         18. Confidential Information. The Employee acknowledges that during his or her employment he or she will learn and have access to confidential information regarding the Bank and the Parent and its customers and businesses ("Confidential Information"). The Employee agrees and covenants not to disclose or use for his or her own benefit, or the benefit of any other person or entity, any such Confidential Information, unless or until the Bank or the Parent consents to such disclosure or use or such information becomes common knowledge in the industry or is otherwise legally in the public domain. The Employee shall not knowingly disclose or reveal to any unauthorized person any Confidential Information relating to the Bank, the Parent, or any subsidiaries or affiliates, or to any of the businesses operated by them, and the Employee confirms that such information constitutes the exclusive property of the Bank and the Parent. The Employee shall not otherwise knowingly act or conduct himself (a) to the material detriment of the Bank or the Parent, or its subsidiaries, or affiliates, or (b) in a manner which is inimical or contrary to the interests of the Bank or the Parent. Employee acknowledges and agrees that the existence of this Agreement and its terms and conditions constitutes Confidential Information of the Bank, and the Employee agrees not to disclose the Agreement or its contents without the prior written consent of the Bank. Notwithstanding the foregoing, the Bank reserves the right in its sole discretion to make disclosure of this Agreement as it deems necessary or appropriate in compliance with its regulatory reporting requirements. Notwithstanding anything herein to the contrary, failure by the Employee to comply with the provisions of this Section may result in the immediate termination of the Agreement within the sole discretion of the Bank, disciplinary action against the Employee taken by the Bank, including but not limited to the termination of employment of the Employee for breach of the Agreement and the provisions of this Section, and other remedies that may be available in law or in equity.

         19. Entire Agreement. This Agreement together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.